UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

Longevity Health Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40228	86-1645738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2403 Sidney Street, Suite 300
Pittsburgh, Pennsylvania		15203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 894-8248

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, Longevity Health Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated July 14, 2025 (as amended by the Amendment to Agreement and Plan of Merger, dated November 3, 2025 (the “Amendment”), the “Merger Agreement”) by and among the Company, THP Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), True Health Inc., a Delaware corporation (“True Health”), and Truehealth Management Group LLC, a Delaware limited liability company (“TMG”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub would merge with and into True Health (the “Merger”), with True Health continuing as a wholly owned subsidiary of the Company and the surviving company of the Merger.

Pursuant to Section 9.1(b) of the Merger Agreement, either party was permitted to terminate the Merger Agreement if the Merger had not been consummated by November 30, 2025. As the Merger was not consummated by such date, on December 8, 2025, the Company provided notice of termination of the Merger Agreement to True Health in accordance with such provision. No termination fee is payable by either party in connection with the termination of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2025, and the Amendment, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 7, 2025, which are each incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVITY HEALTH HOLDINGS, INC.

Dated: December 12, 2025	By:	/s/ Rajiv Shukla
Rajiv Shukla
Chief Executive Officer